Exhibit 1

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

The Company announces that it was notified on 19 October 2020, that Tadeu Marroco a person discharging managerial responsibility (PDMR) in the Company has transferred 43,574 ordinary shares of £0.25 each in the Company (Ordinary Shares) to his wife, Luciana do Amaral, a person closely associated (PCA). The transfer took place on 19 October 2020.

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Tadeu Marroco
2	Reason for the notification
a)	Position/status	Finance Director
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Transfer of shares to Mrs Luciana do Amaral, a Person Closely Associated
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	43,574

d)	Aggregated information - Aggregated volume - Price	43,574 £nil
e)	Date of the transaction	2020-10-19
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Luciana do Amaral
2	Reason for the notification
a)	Position/status	Person Closely Associated with a person discharging managerial responsibilities; Tadeu Marroco, Finance Director
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Transfer of Ordinary Shares from Tadeu Marroco
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	43,574

d)	Aggregated information - Aggregated volume - Price	43,574 £nil
e)	Date of the transaction	2020-10-19
f)	Place of the transaction	Outside a trading venue

Name of officer of issuer responsible for making notification: Oliver Martin Date of notification: 21 October 2020